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                                                      EXHIBIT 10.24



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                                 SUB-SUBLEASE

                                    BETWEEN

                       KALKINES, ARKY, ZALL & BERNSTEIN

                                      AND

                           QUIETPOWER SYSTEMS, INC.


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      SUB-SUBLEASE AGREEMENT made as of the 30th day of April, 1996, between
KALKINES, ARKY, ZALL & BERNSTEIN LLP, having its principal office at 1675 Broadway, New York, New York 10019 ("KAZB"), and QUIETPOWER SYSTEMS, INC., having its principal office at 1675 Broadway, New York, New York 10019 ("Quietpower").

                             W I T N E S S E T H:

      WHEREAS, KAZB has subleased approximately 8,257 square feet of the 35th floor, which space is indicated by outlining and diagonal markings on the floor plan attached hereto as Exhibit A (the "Sublet Premises") in the building known as 1675 Broadway, New York, New York 10019 (the "Building") from BASF Corporation, as Sublessor ("BASF"), pursuant to a sublease, dated as of May ___, 1996 (the "Sublease") under a lease dated May 24, 1988 between Broadway 52nd Associates, as landlord ("Landlord") and BASF, as tenant (the "Main Lease"); and

      WHEREAS, Quietpower desires to hire from KAZB and KAZB desires to further sublet to Quietpower a portion of the Sublet Premises;

      NOW, THEREFORE, for and in consideration of the payments, rents, covenants and mutual agreements hereinafter contained, KAZB and Quietpower hereby covenant and agree as follows:

      1.    Leasehold

      1.1 KAZB hereby leases to Quietpower, and Quietpower hereby hires from KAZB, that portion of the Sublet Premises indicated on the floor plan attached hereto as Exhibit B (the "Sub-Subleased Premises"), in the Building, which is deemed to be 3,443 rentable square feet.

      1.2 KAZB hereby grants to Quietpower the non-exclusive right to use those portions of the Sublet Premises indicated on the floor plan attached as Exhibit B as common space with other occupants of the Sublet Premises.

      2. Term

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      2.1 This Sub-Sublease shall commence as of the date the Sublease is executed by BASF and KAZB and the consent of Broadway 52nd Associates to the Sublease and this Sub-Sublease is obtained (the "Commencement Date") and shall terminate on September 28, 1999 unless such term shall sooner cease and expire by law or as hereinafter provided or unless extended by mutual agreement (the "Term").

      3. Incorporation by Reference

      3.1 The terms, covenants and conditions of the Sublease and the Main Lease are incorporated herein by reference so that, except to the extent that they are inapplicable or modified by the provisions of this Sub-Sublease, each and every term, covenant and condition of the Main Lease and the Sublease binding or inuring to the benefit of Landlord and BASF respectively thereunder shall, in respect of this Sub-Sublease, bind or inure to the benefit of KAZB, and each and every term, covenant and condition of the Main Lease and the Sublease binding or inuring to the benefit of BASF and KAZB respectively thereunder shall, in respect of this Sub-Sublease, bind or inure to the benefit of Quietpower, with the same force and effect as if such terms, covenants and conditions were completely set forth in this SubSublease, and as if the words "Landlord" and "Tenant," wherever the same appear in the Main Lease, and as if the words "Sublessor" and "Sublessee," wherever the same appears in the Sublease, were construed to mean, respectively, "KAZB" and "Quietpower" in this Sub-Sublease, and as if the words "Sublet Premises," wherever the same appear in the Main Lease, and as if the words "Sublet Premises," wherever the same appear in the Sublease were construed to mean "Sub-Subleased Premises" in this Sub-Sublease, and as if the word "Lease," wherever the same appear in the Main Lease and as if the words "Sublease", wherever the same appear in the Sublease were construed to mean this "SubSublease." If any of the express provisions of this Sub-Sublease shall conflict with any of the provisions incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sub-Sublease. If KAZB receives any notice or demand from Landlord or BASF, KAZB shall promptly give a copy thereof to Quietpower.


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      4. Rent

      4.1 Throughout the Term, Quietpower shall pay Quietpower's Proportionate Share (as hereafter defined).

      4.2 Quietpower's "Proportionate Share" shall be 41.7% of the Fixed Rent, additional rent and other charges due under the Sublease.

      5. Use

      5.1   Quietpower shall use and occupy the Sub-Subleased
Premises solely for offices.

      6. Subordination

      6.1 This Sub-Sublease is subject and subordinate to the Main Lease and the Sublease as the same have or may be amended from time to time. This clause shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of such subordination, Quietpower at any time and from time to time, shall promptly execute, acknowledge and deliver any certificate and document that Landlord or BASF may request. A copy of the Main Lease and Sublease has been delivered to and examined by Quietpower.

      7. Performance by KAZB

      7.1 Any obligation of KAZB which is contained in this SubSublease by the incorporation by reference of the provisions of the Main Lease and Sublease may be observed or performed by KAZB using reasonable efforts to cause Landlord and BASF to observe and/or perform the same, and KAZB shall have a reasonable time to enforce its rights to cause such observance or performance. KAZB shall not be required to furnish, supply or install anything under any article of the Main Lease or Sublease. Quietpower shall not in any event have any rights in respect of the SubSubleased Premises greater than KAZB's rights under the Sublease, and, notwithstanding any provision to the contrary, as to obligations contained in this Sub-Sublease by the incorporation by reference of the provisions of the Main Lease and Sublease, KAZB shall not be required to make any payment or perform any


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obligation, and KAZB shall have no liability to Quietpower for any matter whatsoever, except for KAZB's obligation to pay the rent and additional rent due under the Sublease and for KAZB's obligation to use reasonable efforts, on request of Quietpower, to cause Landlord or BASF to observe and/or perform its obligations under the Main Lease or Sublease.

      8. No Breach of the Main Lease

      8.1 Quietpower shall not do or permit to be done any act or thing which may constitute a breach or violation of any term, covenant or condition of the Main Lease or the Sublease.

      9. No Privity of Estate

      9.1 Nothing contained in this Sub-Sublease shall be construed to create privity of estate or of contract between Quietpower and Landlord or BASF.

      10. Services

      10.1 Quietpower shall pay 41.7% of the cost of electricity furnished to the Sublet Premises as additional rent under this Sub-Sublease. KAZB shall periodically render to Quietpower a statement with respect to Quietpower's share of the electricity cost. Quietpower shall pay such cost with the next monthly rent installment.

      10.2 KAZB shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the SubSubleased Premises by Landlord or otherwise, including, without limitation, heat, air conditioning, water, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (a) abatement, diminution or reduction of Quietpower's obligations under this Sub-Sublease, (b) constructive eviction, whether in whole or in part, or (c) liability on the part of KAZB or BASF.

      11. Physical Condition


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      11.1 Quietpower has inspected the Sub-Subleased Premises and is thoroughly acquainted with it condition and agrees to accept possession in "as is" condition, subject to KAZB's obligation to perform the work depicted in Exhibit
B attached hereto. All understandings and agreements heretofore made by the parties hereto are merged into this Sub-Sublease, which alone fully and completely expresses the agreement between KAZB and Quietpower and any executory agreements hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

      11.2 At the end of the Term, Quietpower shall deliver the Sub-Subleased Premises to KAZB in broom clean condition, in substantially the same condition as exists as of the Commencement Date, reasonable wear and tear excepted.

      12. Broker

      12.1 Each party covenants and represents that no broker brought about this transaction.

      13. Assignment or Subletting

      13.1 Quietpower will not (i) sublet all or any portion of the Sub-Subleased Premises, or (ii) assign this Sub-Sublease or permit occupancy of the Sub-Subleased Premises by any other party, or (iii) in any way encumber its right, title and interest in and to this Sub-Sublease or the Sub-Subleased Premises, without the prior written consent in each instance of KAZB, which consent shall be in KAZB's sole discretion, and the consent of Landlord and BASF.

      14.   Notice

      14.1 Any notice, statement, certificate, request, approval, consent or demand required or permitted to be given under this Sub-Sublease shall be in writing sent by registered or certified mail, return receipt requested optional, addressed, as the case may be, to KAZB at 1675 Broadway, 27th floor, New York, New York 10019, to Quietpower at 1675 Broadway, 35th floor, New York, New


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York 10019, or to such other addresses as either KAZB or Quietpower shall designate as its new address for such purpose by notice given to the other parties in accordance with the provisions of this Article 14. Such notice, statement, certificate, request, approval, consent or demand shall be deemed to have been given three days after the date mailed as provided in this Article 14.

      15. Captions

      15.1 The captions of Articles in this Sub-Sublease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this SubSublease or the intent of any provision thereof.

      IN WITNESS WHEREOF, KAZB and Quietpower have duly executed this Sub-Sublease as of the day and year first above written.

                                          KALKINES, ARKY, ZALL & BERNSTEIN


                                          By: /s/ William S. Bernstein
                                             ----------------------------------
                                             Name:  William S. Bernstein
                                             Title: Managing Partner

                                          QUIETPOWER


                                          By: /s/ Jonathan M. Charry
                                             ----------------------------------
                                             Name:  Jonathan M. Charry
                                             Title: President and Chief
                                                      Executive Officer


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STATE OF NEW YORK       )
                        ) SS:
COUNTY OF NEW YORK      )

      On this _____ day of _______________, 1996, before me personally came __________________ to me known, and known to be the individual who executed the foregoing agreement, as KAZB, and to me acknowledged that (s)he is a partner in the firm of KALKINES, ARKY, ZALL & BERNSTEIN and that (s)he executed the same on behalf of said firm.


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                                                Notary Public


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STATE OF NEW YORK       )
                        ) SS:
COUNTY OF NEW YORK      )

      On this _____ day of _______________, 1996, before me personally came Jonathan M. Charry to me known, who being by me duly sworn, did depose and say, that he resides at ________ ________________________, that he is the President and Chief Executive Officer of QUIETPOWER SYSTEMS, INC., the corporation described in and which executed the above agreement; that he knows the seal of said corporation; that the seal affixed to said agreement is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                          ------------------------
                                                Notary Public


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